REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To American Disease Management Associates L.L.C.:

We have audited the accompanying balance sheets of American Disease Management Associates L.L.C. (the "Company") as of December 31, 1999 and 1998 and the related statements of income, members' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Disease Management Associates L.L.C. as of December 31, 1999 and 1998, and the results of their operations and their cash flows each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                             Arthur Andersen LLP


Roseland, New Jersey
October 11, 2000

                          EXHIBIT 99.1

         AMERICAN DISEASE MANAGEMENT ASSOCIATES L.L.C.
                         BALANCE SHEETS
                         (in thousands)


                                                                          As of December 31,       As of June 30, 2000
                                                                          ------------------       -------------------
                                                                           1998         1999          (unaudited)
                                                                           ----         ----          -----------
ASSETS

Current assets
   Cash and cash equivalents                                           $    6           $  934           $  918
   Accounts receivable, less allowance for
    doubtful accounts of $231, $645 and $645, respectively              1,841            2,605            2,761
   Inventory                                                              203            1,053              923
   Prepaid expenses and other current assets                               11               20               11
                                                                       ------           ------           ------
       Total current assets                                             2,061            4,612            4,613


Property and equipment, net                                               105              105              137
Other assets                                                               18               18               21
                                                                       ------           ------           ------
       Total assets                                                    $2,184           $4,735           $4,771
                                                                       ======           ======           ======


LIABILITIES AND MEMBERS' EQUITY
Current liabilities
   Current portion of capital lease obligations                        $   24           $   13           $   --
   Notes payable                                                          275              160              100
   Accounts payable                                                       114              185              690
   Member distributions payable                                           151              136               --
   Accrued expenses                                                        74               14              112
                                                                       ------           ------           ------
       Total current liabilities                                          638              508              902


Capital lease obligations                                                  13               --               --
Commitments and Continegencies


Members' equity
   Members' capital                                                         9                9                9
   Retained earnings                                                    1,524            4,218            3,860
                                                                       ------           ------           ------
       Total members' equity                                            1,533            4,227            3,869
                                                                       ------           ------           ------
       Total liabilities and members' equity                           $2,184           $4,735           $4,771
                                                                       ======           ======           ======



   The accompanying notes are an integral part of these financial statements.

                                  EXHIBIT 99.1
                       AMERICAN DISEASE MANAGEMENT L.L.C.
                              STATEMENTS OF INCOME
                                 (in thousands)


                                                        For the Years Ended December 31,     For the Periods Ended June 30,
                                                        --------------------------------     ------------------------------
                                                       1997            1998             1999             1999          2000
                                                       ----            ----             ----             ----          ----
                                                                                                   (unaudited)    (unaudited)
Revenue                                              $ 2,215         $ 5,107         $11,605        $ 4,285         $ 8,560

Cost of revenue                                        1,191           2,372           5,811          2,253           4,899
                                                     -------         -------         -------        -------         -------

      Gross profit                                     1,024           2,735           5,794          2,032           3,661

General and administrative expenses                      526           1,335           2,290            953           1,306
                                                     -------         -------         -------        -------         -------

      Income from operations                             498           1,400           3,504          1,079           2,355

Interest (expense) income , net                          (25)            (24)             16             (4)             37
                                                     -------         -------         -------        -------         -------

      Net income                                     $   473         $ 1,376         $ 3,520        $ 1,075         $ 2,392
                                                     =======         =======         =======        =======         =======



   The accompanying notes are an integral part of these financial statements.

                                  EXHIBIT 99.1
                  AMERICAN DISEASE MANAGEMENT ASSOCIATES L.L.C.
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                       For the Years Ended December 31,     For the Periods Ended June 30,
                                                       --------------------------------     ------------------------------
                                                        1997          1998        1999           1999           2000
                                                        ----          ----        ----           ----           ----
                                                                                              (unaudited)    (unaudited)

Cash flows from operating activities:
    Net income                                        $   473      $ 1,376      $ 3,520      $ 1,075      $ 2,392
    Adjustments to reconcile net
     income to net cash (used in)
     provided by operating activities:
      Depreciation and amortization                         8           16           25           10           12
      Provision for losses on receivables                  --          231          414          207           --
    Changes in assets and liabilities
      Receivables                                        (634)      (1,248)      (1,178)        (545)        (156)
      Inventory                                            --         (203)        (850)        (132)         130
      Prepaid expenses and other current assets            --          (11)          (9)          (4)           9
      Other assets                                         (2)           2           --           --           (3)
      Accounts payable                                    101          (60)          71           68          505
      Accrued expenses                                     25           28          (60)          10           98
      Member distributions payable                         --          151          (15)         (41)        (136)
       Net cash (used in) provided
        by operating activities                           (29)         282        1,918          648        2,851
                                                      -------      -------      -------      -------      -------

Cash flows from investing activities:
      Purchases of property and equipment                 (16)         (87)         (25)         (16)         (44)
                                                      -------      -------      -------      -------      -------
           Net cash used in investing activities          (16)         (87)         (25)         (16)         (44)
                                                      -------      -------      -------      -------      -------


Cash flows from financing activities:
      Borrowings from capital lease obligations            --           37           --           --           --
      Payments on capital lease obligations                --           --          (24)         (11)         (13)
      Borrowings (repayments) of notes payable             55           --         (115)         (45)         (60)
      Distributions to members                             --         (250)        (826)          --       (2,750)
                                                                   -------      -------      -------      -------
      Net cash provided by (used in)
          financing activities                             55         (213)        (965)         (56)      (2,823)
                                                      -------      -------      -------      -------      -------


Net decrease (increase) in cash and cash equivalents       10          (18)         928          576          (16)


Cash and cash equivalents -- beginning of period           14           24            6            6          934
                                                      -------      -------      -------      -------      -------


Cash and cash equivalents -- end of period            $    24      $     6      $   934      $   582      $   918
                                                      =======      =======      =======      =======      =======



   The accompanying notes are an integral part of these financial statements.

                                  EXHIBIT 99.1
                  AMERICAN DISEASE MANAGEMENT ASSOCIATES L.L.C.
                          STATEMENTS OF MEMBERS' EQUITY
                                 (in thousands)

                                 Members'         Retained      Total Members'
                                  Capital         Earnings         Equity
                                  -------         --------         ------

Balance at December 31, 1996       $     9         $   (75)         $   (66)
                                   ---------------------------------------------
Net income                              --             473              473
                                   -------         -------          -------


Balance at December 31, 1997             9             398              407
                                   ---------------------------------------------

Distributions                           --            (250)            (250)
Net income                              --           1,376            1,376
                                   -------         -------          -------

Balance at December 31, 1998             9           1,524            1,533
                                   ---------------------------------------------

Distributions                           --            (826)            (826)
Net income                              --           3,520            3,520
                                   -------         -------          -------

Balance at December 31, 1999             9           4,218            4,227
                                   ---------------------------------------------

Distributions                           --          (2,750)          (2,750)
Net income                              --           2,392            2,392
                                   -------         -------          -------

Balance at June 30, 2000           $     9         $ 3,860          $ 3,869
                                   ---------------------------------------------


   The accompanying notes are an integral part of these financial statements.

                  AMERICAN DISEASE MANAGEMENT ASSOCIATES, L.L.C
                          NOTES TO FINANCIAL STATEMENTS
   Data with respect to the periods ended June 30, 1999 and 2000 is unaudited
                                 (in thousands)



NOTE 1 -BUSINESS

         American Disease Management Associates, L.L.C. ("ADIMA" or the "Company") provides high-tech intravenous and injectible specialty pharmaceutical products to chronically ill patients receiving healthcare services from home by highly trained IV certified registered nurses, typically after a hospital discharge. ADIMA has established itself among its managed care client base as a high quality provider of specialy pharmaceutical infusion and injectible products. ADIMA provides these products and services to managed care organization's plan members principally residing in the New York and New Jersey metropolitan areas.

         ADIMA's customers are individual patients with various debilitating illnesses. The Company provides services directly to individual clients and bills the appropriate third party payor.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents

         Cash and cash equivalents consist of cash and investments with original maturities of three months or less.

Accounts Receivable

         Accounts receivable includes amounts due from insurance companies according to the contractual agreements. The allowance for doubtful accounts was $231, $645, and $645 as of December 31, 1998, December 31, 1999, and June 30,
2000, respectively.

Inventory

         Inventory is stated at the lower of cost or market. The cost of inventory is determined using the first-in, first-out (FIFO) method.

Property and Equipment

         Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets (three to seven years). Medical equipment consists of components used during infusion therapy services. Leasehold improvements are amortized using the straight-line basis over the related lease term or estimated useful life of the assets, whichever is less.

Fair Value of Financial Instruments

         The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable, and notes payable. The carrying amounts of these financial instruments approximate fair value due to their short-term nature.

Revenue Recognition

         Revenue is recognized at the time of service, at the amount to be received from the insurance carriers according to contractual agreements.

Cost of Revenue

         Cost of revenue includes drug costs, ancillary supply costs, nursing costs, and bio-hazardous waste removal costs.

Tax Status

         The members of the Company are taxed on their share of the Company's taxable income. Therefore, no provision for Federal or state income taxes has been included in the financial statements for the Company.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                     As of December 31,                 As of June 30,
                                           --------------------------------------------------------------
                                                                                      (unaudited)
                                               1998                  1999                 2000
     ----------------------------------------------------------------------------------------------------
     Furniture and fixtures                    $10                    $13                 $22
     Computer and office equipment              40                    60                   90
     Leasehold improvements                     14                    14                   26
     Medical equipment                          67                    69                   62

     ----------------------------------------------------------------------------------------------------
                                               131                    156                 200

     Less:  Accumulated depreciation           (26)                  (51)                 (63)

     ----------------------------------------------------------------------------------------------------

     Property and equipment, net               $105                  $105                 $137
                                           ==============================================================



NOTE 4 - NOTES PAYABLE

         In August 1996, the Company entered into a $220 note payable agreement, due on demand, with a third party. The note bears interest at 10% per annum on the unpaid principal balance. Additionally, in March 1997, the Company entered into a $55 note payable agreement, due on demand, with the same third party and the same terms. As of December 31, 1998, December 31, 1999, and June 30, 2000, $275, $160, and $100, respectively, were outstanding.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

         In July 1996, the Company signed a three-year lease agreement for office space. In February 2000, the Company extended the lease agreement through February 2003. Rent expense for the years ended December 31, 1997, 1998, and 1999 and for the periods ended June 30, 1999 and 2000, was $58, $58, $59, $29, and $48, respectively.

         The future minimum lease obligations under the agreement as of June 30, 2000, for the applicable calendar year are as follows:

               2000     $48
               2001      96
               2002      96
               2003      16


Litigation

         The Company is not currently involved in any litigation.


NOTE 6 - SUBSEQUENT EVENT

    On August 4, 2000, the Company was acquired by MIM Corporation for approximately $24,035 in cash and MIM Corporation common stock.

                                  EXHIBIT 99.1
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                     (amounts are in thousands of dollars)

         On August 4, 2000, MIM Corporation and subsidiaries ("MIM") completed its acquisition of American Disease Management Associates, L.L.C. ("ADIMA"). The acquisition was treated as a purchase for financial reporting purposes. The aggregate purchase price approximated $24,035, and included $19,000 in cash and 2,697,947 shares of MIM common stock valued at $5,035. The excess of the purchase price over the fair value of net assets acquired will be amortized over the estimated useful life of 20 years.

         The following unaudited pro forma combined condensed financial statements are based on the respective historical consolidated financial statements and the notes thereto of MIM and ADIMA. The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on June 30, 2000. The unaudited pro forma combined condensed statements of operations assumes that the acquisition took place on January 1, 1999.

         The unaudited pro forma combined condensed financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes. The amount of the purchase price in excess of ADIMA's net assets acquired has been allocated to goodwill based on management estimates and the allocation will be finalized based on an appraisal. Although MIM does not expect that the final allocation will be materially different from these estimates, there can be no assurances that such differences, if any will not be material. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have resulted had the entity been a single entity during these periods.

         These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the related notes thereto of MIM and ADIMA.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (in thousands)

                                                          As of June 30, 2000
                                                          -------------------
                                                   MIM         ADIMA      Pro Forma          MIM
                                                   ---         -----      ---------          ---
                                               (Historical)  (Historical)  Adjustments    Pro Forma
ASSETS

     Cash & cash equivalents                      $ 20,586        $ 918   $ (19,000) (4)     $ 2,504

     Investment securities                           5,000           --          --             5,000

     Recievables, less allowance
       for doubtful accounts                         55,289        2,761         --            58,050

     Inventory                                       1,357          923          --             2,280

     Prepaid expenses and other current assets       1,430           11          --             1,441
                                                     -----        -----      ------             -----
               Total current assets                 83,662        4,613     (19,000)           69,275


     Other investments                               2,347           --          --             2,347

     Property, plant and equipment, net              8,792          137          --             8,929

     Due from affiliates                             1,909           --          --             1,909

     Other assets, net                               1,006           21          --             1,027

     Intangible assets, net                         19,447           --      20,165 (4,5)      39,612
                                                    ------      -------      ------            ------
TOTAL ASSETS                                     $ 117,163      $ 4,771     $ 1,165         $ 123,099
                                                 =========      =======     =======         =========



LIABILITIES AND STOCKHOLDERS' EQUITY

     Current portion of capital lease obligations    $ 507        $ --         $ --             $ 507

     Current portion of long term debt                 279          100          --               379

     Accounts payable                                6,384          690          --             7,074

     Claims payable                                 35,273           --          --            35,273

     Payable to plan sponsors and others            26,894           --          --            26,894

     Accrued expenses                                4,374          112          --             4,486
                                                     -----          ---       ------            -----


               Total current liabilities            73,711          902          --            74,613


     Capital lease, net of current portion             437           --          --               437

     Long term debt, net of current portion          2,833           --          --             2,833

     Other non current liabilities                     985           --          --               985

     Minority Interest                               1,112           --          --             1,112


     Stockholders Equity

       Preferred stock                                   --          --          --                --

       Common stock                                      2           --          --                 2

       Treasury stock, at cost                        (338)          --          --              (338)

       Additional paid in capital                   91,948            9       5,025 (3,5)      96,982

       Accumulated deficit                         (52,768)       3,860      (3,860)(5)       (52,768)

       Stockholder notes receivable                   (759)          --         --               (759)
                                                      ----        -----       -----              ----

               Total stockholders' equity           38,085        3,869       1,165            43,119
                                                  --------        -----       -----            ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $117,163      $ 4,771     $ 1,165         $ 123,099
                                                  ========      =======     =======         =========

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Period ended June 30, 2000
                                                                 --------------------------
                                               MIM                ADIMA               Pro Forma            MIM
                                           (Historical)        (Historical)          Adjustments        Pro Forma
                                           ------------        ------------          -----------        ---------
Revenues                                   $ 184,795            $ 8,560              $   --           $ 193,355
Cost of revenues                             169,659              4,899                  --             174,558
                                             -------              -----                                 -------
Gross profit                                  15,136              3,661                                  18,797
General & administrative expenses             14,043              1,306                  492 (1)         15,841
                                              ------              -----               ------             ------

Income (loss) from operations                  1,093              2,355                 (492)             2,956
Interest income (expense)                        714                 37                 (360)(2)            391
                                                 ---            -------               ------                ---
Net income (loss)                            $ 1,807            $ 2,392               $ (852)           $ 3,347
                                             =======            =======               ======             =======

Basic income per share                        $ 0.10            $    --                  --              $ 0.16
Diluted income per share                      $ 0.09            $    --                  --              $ 0.15

Weighted average common
shares used in computing
basic income per share                        18,821                                   2,698  (3)       21,519

Weighted average common
shares used in computing
diluted income per share                      19,218                                   2,698  (3)       21,916



        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Year ended December 31, 1999
                                                                 ----------------------------
                                               MIM                ADIMA               Pro Forma                 MIM
                                           (Historical)        (Historical)          Adjustments             Pro Forma
                                           ------------        ------------          -----------             ---------
Revenues                                         $ 377,420           $ 11,605                   --                $ 389,025
Cost of revenues                                   347,115              5,811                   --                  352,926
                                                   -------              -----                                       -------
Gross profit                                        30,305              5,794                                        36,099
General & administrative expenses                   35,102              2,290                  984  (1)              38,376
                                                    ------              -----             --------                   ------


Income (loss) from operations                       (4,797)             3,504                 (984)                  (2,277)
Interest income (expense)                            1,012                 16                 (720) (2)                 308
                                                     -----            -------             --------                      ---
Net income (loss)                                 $ (3,785)           $ 3,520             $ (1,704)                $ (1,969)
                                                  ========            =======             ========                 ========

Basic loss per share                               $ (0.20)           $   --                    --                 $  (0.09)
Diluted loss per share                             $ (0.20)           $   --                    --                 $  (0.09)

Weighted average common
shares used in computing
basic loss per share                                18,660                                   2,698  (3)              21,358

Weighted average common
shares used in computing
diluted loss per share                              18,660                                   2,698  (3)              21,358

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


(1)  Represents the amortization of goodwill over twenty years.

(2) Represents the reduction of interest income for cash paid in connection with the ADIMA acquisition.

(3) Represents the issuance of 2,697,947 shares of MIM common stock in connection with the acquisition. The MIM common stock has been valued at $1.87 per share (average price per share of MIM common stock several days before and after the date of the agreement).

(4)  Represents the cash paid in connection with the ADIMA acquisition.

(5) The amount of the purchase price in excess of ADIMA's net assets acquired which has been allocated to goodwill based on management estimates and the allocation will be finalized based on an appraisal.